Exhibit 99.2

www.bankrate.com

FOR IMMEDIATE RELEASE

Bankrate, Inc. Announces Conditional Redemption of 11  3/4% Senior Secured Notes Due 2015

New York, NY – July 25, 2013 – Bankrate, Inc. (NYSE: RATE; the “Company”) today announced that it has delivered a Conditional Notice of Full Redemption (the “Notice”) to holders of its outstanding 11  3/4% Senior Secured Notes Due 2015 (the “Notes”). The Notice called for redemption all of the currently outstanding $195.0 million aggregate principal amount of Notes on August 24, 2013 (the “Redemption Date”). The redemption is conditioned upon the Company’s completion of an offering of new senior unsecured notes (the “New Notes”) on or prior to the Redemption Date. The redemption price of the Notes is 105.875% of the principal amount redeemed, plus accrued and unpaid interest to but not including the redemption date. If the financing condition is satisfied, the redemption date will be August 24, 2013. If the financing condition is not satisfied, the Company may either withdraw and rescind the Notice or extend the redemption date by up to thirty days. If the redemption date is extended and the offering of the New Notes is not completed by such extended redemption date, then the Notice will be deemed to have been withdrawn and rescinded.

This press release is for informational purposes only and shall not constitute an offer to purchase the Notes or any other securities, or an offer to sell the New Notes or any other securities.

About Bankrate, Inc.

Bankrate is a leading publisher, aggregator and distributor of personal finance content on the Internet. Bankrate provides consumers with proprietary, fully researched, comprehensive, independent and objective personal finance editorial content across multiple vertical categories including mortgages, deposits, insurance, credit cards, and other categories, such as retirement, automobile loans, and taxes. The Bankrate network includes Bankrate.com, our flagship website, and other owned and operated personal finance websites, including, but not limited to, CreditCards.com, Interest.com, Bankaholic.com, Mortgage-calc.com, CreditCardGuide.com, InsuranceQuotes.com, CarInsuranceQuotes.com, AutoInsuranceQuotes.com, InsureMe.com, and NetQuote.com. Bankrate aggregates rate information from over 4,800 institutions on more than 300 financial products. With coverage of approximately 600 local markets in all 50 U.S. states, Bankrate generates over 172,000 distinct rate tables capturing, on average, over three million pieces of information weekly. Bankrate develops and provides web services to over 75 co-branded websites with online partners, including some of the most trusted and frequently visited personal finance sites on the Internet such as Yahoo!, CNN Money, CNBC and Comcast. In addition, Bankrate licenses editorial content to over 100 newspapers on a daily basis including The Wall Street Journal, USA Today, The New York Times, The Los Angeles Times and The Boston Globe.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future events and are not statements of fact, actual results may differ materially from those projected. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, statements regarding the completion of the notes offering and the redemption of the Notes, as well other risks detailed in the “Cautionary Statement Concerning Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the SEC.

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For more information contact:

Edward J. DiMaria

SVP, Chief Financial Officer

edimaria@bankrate.com

(917) 368-8608

Bruce J. Zanca

SVP, Chief Communications/Marketing Officer

bzanca@bankrate.com

(917) 368-8648